As filed with the Securities and Exchange Commission on August 14, 1997

                             Registration Statement No. 333-
                                                             -------------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  F 0 R M  S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             URBAN OUTFITTERS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Pennsylvania                                   23-2003332
-------------------------------                     -------------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)



                               1809 Walnut Street
                        Philadelphia, Pennsylvania 19103
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                             Urban Outfitters, Inc.
                             1997 Stock Option Plan
                            ------------------------
                            (Full title of the plan)

                           Richard A. Hayne, President
                             Urban Outfitters, Inc.
                               1809 Walnut Street
                        Philadelphia, Pennsylvania 19103
                     ---------------------------------------
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (215) 564-2313
                                                                --------------


                                    Copy to:

                           Walter J. Mostek, Jr., Esq.
                           Drinker Biddle & Reath LLP
                         Suite 300, 1000 Westlakes Drive
                         Berwyn, Pennsylvania 19312-2409


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




                         CALCULATION OF REGISTRATION FEE

  Title of               Amount of          Proposed maximum              Proposed              Amount of
securities to          shares to be          offering price          maximum aggregate         registration
be registered         registered(1)          per share (2)           offering price (2)            fee
-------------         -------------         ----------------         -----------------         ------------
Common Shares,         1,250,000             50,000@ $11.00              $20,875,000              $ 6,326
par value $.0001
per share

                                              1,200,000 @ $16.9275

---------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $16.9375, the average of the high and low prices for the common stock reported on the NASDAQ National Market System on August 11, 1997.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
       (Not required to be filed as part of this Registration Statement)


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item     3. Incorporation of Documents by Reference

     There are incorporated herein by reference the following documents:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997;

         (c) the description of the Company's Common Shares contained in the Registration Statement on Form 8-A filed on November 2, 1993 by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

         (d) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since April 30, 1997.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Harry S. Cherken, Jr., a director of the Company, is a partner in Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP is counsel to the Company and assisted the Company in preparation of this Registration Statement.

                                     PART II


Item 6. Indemnification of Directors and Officers.

     Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), sets forth the applicable standard of care for directors and officers. Section 1712 further provides that, in performing their duties, directors may rely in good faith on certain information, material and statements provided by officers of a corporation, certain professionals or experts and committees of the board upon which the director does not serve and that officers shall not be liable if they perform their duties in accordance with the applicable standard of care. Section 1713 of the BCL allows for a corporation's by-laws to provide that a director shall not be personally liable for any action taken unless the director has breached the applicable standard of care and such breach constituted self-dealing, willful misconduct or recklessness.

     Section 1741 of the BCL permits a corporation to indemnify its officers and directors for any expenses, judgments, fines and settlement amounts paid or incurred in the defense of third-party actions provided such individuals have met their applicable standard of care. Section 1743 of the BCL requires a corporation to indemnify its directors and officers for their expenses incurred in the successful defense of any third-party or derivative action. The registrant's By-laws require the registrant to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the registrant, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving while a director or officer of the registrant at the request of the registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgment, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act of failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Item 7.  Exemption from Registration Claimed.
     Not Applicable.



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



Item 8.  Exhibits.

     The following is a list of exhibits required by Item 601 of Regulation S-K to be filed as part of this Registration Statement:

4        Urban Outfitters, Inc. 1997 Stock Option Plan
5        Opinion of Drinker Biddle & Reath LLP
23(a)    Consent of Price Waterhouse LLP
23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)
24       Powers of Attorney (see Signature page)

Item 9.  Undertakings.

         1. Undertaking Required by Regulation S-K Item 512(a).

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Undertaking Required by Regulation S-K Item 512(b).

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Undertaking Required by Regulation S-K Item 512(h).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 5th day of August 1997.

                                        URBAN OUTFITTERS, INC.


                                        By: /s/ Richard A. Hayne
                                            ------------------------------------
                                            Richard A. Hayne
                                            President

         Each person whose signature appears below hereby constitutes and appoints Richard A. Hayne and Kenneth K. Cleeland as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and the date indicated.


Signature                          Title                             Date
---------                          -----                             ----
/s/  Richard A. Hayne              Chairman of the Board of        August 5,
--------------------------         Directors and President         1997
Richard A. Hayne                   (Principal Executive
                                   Officer)

/s/  Kenneth K. Cleeland           Chief Financial Officer         August 5,
--------------------------         and Treasurer                   1997
Kenneth K. Cleeland                (Principal Financial
                                   Officer)

/s/  Scott A. Belair               Director                        August 5,
--------------------------                                         1997
Scott A. Belair

/s/  Harry S. Cherken, Jr.         Director                        August 5,
--------------------------                                         1997
Harry S. Cherken, Jr.

/s/  Joel S. Lawson III            Director                        August 5,
--------------------------                                         1997
Joel S. Lawson III

/s/  Burton M. Sapiro              Director                        August 5,
--------------------------                                         1997
Burton M. Sapiro



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


                                  EXHIBIT INDEX



Exhibit  Description
Number   of Exhibit
-------  -----------
4        Urban Outfitters, Inc. 1997 Stock Option Plan

5        Opinion of Drinker Biddle & Reath LLP

23(a)    Consent of Price Waterhouse LLP

23(b)    Consent of Drinker Biddle and Reath LLP
         (included in the opinion filed
         as Exhibit 5 hereto)

24       Powers of Attorney (see Signature Page)






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